Exhibit 10.107

AMENDMENT NO. 1 TO
RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT, dated as of December 20, 2024 (this “Amendment”), is between Comenity Capital Bank, a Utah industrial bank, as seller (the “RPA Seller”), and Comenity Capital Credit Company, LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

BACKGROUND

WHEREAS, the RPA Seller and the Purchaser are parties to a receivables purchase agreement, dated as of June 17, 2022 (the “Receivables Purchase Agreement”), between the RPA Seller and the Purchaser;

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Receivables Purchase Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Purchase Agreement.

SECTION 2. Amendments.

(a)    Section 2.1(a) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

RPA Seller hereby transfers, assigns, sets over and otherwise conveys to Purchaser without recourse (except as expressly provided herein), and Purchaser purchases and/or accepts as a capital contribution, as applicable, from RPA Seller, all of RPA Seller’s right, title and interest in and to the Receivables existing as of the close of business on the Addition Cut Off Date, with respect to Supplemental Accounts, or the Addition Date, with respect to Automatic Additional Accounts, as applicable, and thereafter arising from time to time in the Accounts and all Related Assets with respect thereto, including Interchange (if any) and Merchant Discount Fees (if any) allocated to the Accounts in accordance with Section 5.1(l) from time to time; provided, however, that Principal Receivables originated after the occurrence of an Insolvency Event with respect to RPA Seller shall not be conveyed hereunder.

(b)    Section 5.1 of the Receivables Purchase Agreement is hereby amended by amending and restating in its entirety subsection (l) thereof as follows:

Amendment No.1 to Receivables Purchase Agreement

(l)    Interchange and Merchant Discount Fees.

(i) On or prior to each Determination Date, RPA Seller shall notify the Servicer of the amounts of Interchange and Merchant Discount Fees attributable to the Accounts for the related Monthly Period, which amounts shall be equal to the product of:

(A)    The total amount of Interchange or Merchant Discount Fees, as applicable, paid to RPA Seller during the preceding Monthly Period; and

(B)    A fraction the numerator of which is the volume during the preceding Monthly Period of sales net of cash advances with respect to all Accounts and the denominator of which is the amount of sales net of cash advances during such Monthly Period with respect to all such accounts owned by RPA Seller in Approved Portfolios;

or such other amount as RPA Seller may reasonably calculate or estimate as Interchange and/or Merchant Discount Fees attributable to the Accounts; provided that the amounts of Interchange and Merchant Discount Fees determined pursuant to this clause (i) shall exclude Interchange and Merchant Discount Fees with respect to Receivables reassigned to the RPA Seller pursuant to Sections 6.1 or 6.2.

(ii) On each Transfer Date, RPA Seller shall pay to the Servicer the amounts of Interchange and Merchant Discount Fees for the related Monthly Period determined pursuant to clause (i) above and such amounts shall be treated as Collections of Finance Charge Receivables for the related Monthly Period.

SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

(a)    Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)    Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

2	Amendment No.1 to Receivables Purchase Agreement

SECTION 4. Binding Effect; Ratification.

(a)    This Amendment shall become effective, as of the date first set forth above (the “Effective Date”), when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)    The Receivables Purchase Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase Agreement from and after the Effective Date shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated.

(c)    Except as expressly amended hereby, the Receivables Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. Miscellaneous.

(a)    THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)    Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(c)    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery by facsimile or electronic transmission of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof. Each party agrees that this Amendment may be electronically signed, and that any electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

[SIGNATURE PAGE FOLLOWS]

3	Amendment No.1 to Receivables Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

COMENITY CAPITAL BANK,
as RPA Seller

By: /s/ Tom McGuire
Name: Tom McGuire
Title: Chief Financial Officer

COMENITY CAPITAL CREDIT COMPANY, LLC,
as Purchaser

By: /s/ Wai Chung
Name: Wai Chung
Title: Treasurer

S-1	Amendment No. 1 to Receivables Purchase Agreement